UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K/A

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 20, 2004

CRAY INC.

(Exact name of registrant as specified in its charter)

Washington (State or other jurisdiction of incorporation or organization)	0-26820 (Commission File Number)	93-0962605 (I.R.S. Employer Identification No.)

411 First Avenue South, Suite 600
Seattle, WA 98104-2860
(Address of principal executive offices)

Registrant’s telephone number, including area code:	(206) 701-2000

Registrant’s facsimile number, including area code:	(206) 701-2500

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

_	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
_	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
_	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
_	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

(d) On October 20, 2004, the Cray Board of Directors elected Stephen C. Richards as a member of the Board. Mr. Richards will serve on the Board’s Audit Committee.

Mr. Richards, age 50, is Chief Operating Officer and Chief Financial Officer of McAfee, Inc., the leading provider of intrusion prevention and risk management solutions. He served as Chief Online Trading Officer of E*TRADE Group, Inc., a position he held from March 1999 to June 2000. From 1998 to February 1999, Mr. Richards served as Senior Vice President, Corporate Development and New Ventures at E*TRADE, following two years as E*Trade’s Senior Vice President of Finance, Chief Financial Officer and Treasurer. Prior to joining E*TRADE in April 1996, Mr. Richards was Managing Director and Chief Financial Officer of Correspondent Clearing at Bear Stearns & Companies, Inc., where he was employed for more than 11 years. He previously was Vice President/Deputy Controller of Becker Paribas and First Vice President/Controller of Jefferies and Company, Inc., and an auditor at Coopers & Lybrand International. Mr. Richards is a Certified Public Accountant.

He is a member of the Board of Directors of Tradestation Group Inc. and a member of the Board of Governors of the Pacific Stock Exchange.

Mr. Richards received a B.A. from the University of California at Davis and an M.B.A. in Finance from the University of California at Los Angeles.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

(a) In connection with the election of Mr. Richards to the Board of Directors, the Directors amended the Bylaws to increase the authorized number of Directors from eight to nine.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

3.2 Amended and Restated Bylaws of Cray Inc., as amended through October 20, 2004.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CRAY INC.

By	/s/ Kenneth W. Johnson

Kenneth W. Johnson Senior Vice President and General Counsel

October 27, 2004